UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2009

South Texas Oil Company
(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	001-33777 Commission File Number	74-2949620 (I.R.S. Employer Identification No.)

300 East Sonterra Boulevard Suite 1220 San Antonio, Texas (Address of principal executive offices)		78258 (Zip Code)

Registrant’s telephone number, including area code: (210) 545-5994
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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.01 NOTICE OF FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As disclosed in the Company’s Form 8-K filed with the Securities and Exchange Commission (“SEC”) on May 22, 2009, on May 20, 2009, South Texas Oil Company received a Nasdaq Staff Deficiency Letter from Nasdaq’s Listing Qualifications Department indicating that the Company was not in compliance with the minimum $10,000,000 stockholders’ equity requirement for continued listing on the Nasdaq Global Market.  On June 4, 2009 the Company submitted to Nasdaq a plan for regaining compliance with the continued listing requirement based, in part, upon the closing of the Company’s $27.3 million debt restructuring transactions, with Longview Fund L.P., its largest stockholder, which closed effective May 18, 2009.  The Company’s plan indicated that the restructuring transactions would have a positive effect on stockholders’ equity, which has enabled the Company to satisfy the stockholders’ equity requirement for continued listing on the Nasdaq Global Market.

On June 18, 2009, Nasdaq responded to the Company’s submission and Nasdaq’s review of the plan by directing, among other things, the filing of this interim report.

The Company believes that, as of the date of this Form 8-K report, it has regained compliance with the stockholders’ equity requirement for continued listing on the Nasdaq Global Market.  The Company anticipates that, with the filing of this Form 8-K, it will receive formal notification of compliance from Nasdaq.  The Company has been informed that Nasdaq will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement and that the Company may be subject to delisting if, at the time of the Company’s next periodic report, the Company does not evidence compliance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2009

South Texas Oil Company

By: /s/ Michael J. Pawelek
Michael J. Pawelek, Chief Executive Officer